Exhibit 99.1

Dana Reports Third-Quarter 2014 Results;

Raises EPS Guidance, Affirms Full-Year Margin and Free Cash Flow Targets

•	Sales of $1.64 billion

•	Net income attributable to Dana of $90 million, $22 million higher than last year

•	Diluted adjusted earnings per share of $0.57, an increase of $0.10 compared with last year

•	Adjusted EBITDA of $198 million, providing a margin of 12.1 percent, 20 basis points higher than last year

•	Strong free cash flow of $61 million

•	Share repurchase program authorization increased by $400 million for a total of $1.4 billion since inception, reflecting continued commitment to shareholder returns

•	Repurchased $68 million of common stock and completed the conversion of all remaining outstanding preferred stock in the quarter

•	Continued to provide award-winning technologies that drive fuel efficiency, reduce cost of ownership

MAUMEE, Ohio, Oct. 23, 2014 – Dana Holding Corporation (NYSE: DAN) today announced results for the third quarter of 2014, which included higher net income over the same period last year.

Sales for the quarter were $1.64 billion, $32 million lower than the same period in 2013. The effects of weaker currencies, principally in South America, reduced sales by $35 million in the quarter. Sales were favorably impacted by stronger production levels in the North American light- and commercial-vehicle markets, while continued weakness in global off-highway end-markets and further softening in South America demand across all end markets lowered sales when compared with last year.

Net income for the quarter improved to $90 million, an increase of 32 percent over the $68 million recorded in the same period in 2013. Lower intangibles amortization, pension expense, and restructuring charges partially offset by higher net interest expense were the primary factors benefiting the comparison in the quarter. Diluted adjusted earnings per share (EPS) were $0.57, compared with $0.47 in the third quarter of 2013, reflecting a lower share count from the continued execution of the company’s share repurchase program.

Adjusted EBITDA for the quarter was $198 million, equal to 2013 results, while Adjusted EBITDA as a percent of sales improved 20 basis points to 12.1 percent. Operational performance, cost recoveries, and favorable pension expense more than offset the effects of unfavorable currency – including additional Venezuela bolivar devaluation charges of $3 million – and volume and mix in the quarter.

Dana generated strong free cash flow of $61 million in the quarter, compared with $54 million in 2013. During the quarter, the company utilized $68 million to repurchase common shares in the open market under its expanded share repurchase program. As of June 30, 2014, cash and marketable securities totaled $1.27 billion.

“Dana’s third-quarter performance was largely in-line with our expectations, though continued weakness in demand in a few of our end-markets and unfavorable currency movements resulted in sales being slightly lower than last year. We continued to improve our earnings performance in the quarter, driving higher net income and adjusted EBITDA margins compared with last year, as well as generating favorable free cash flow and returning capital to our shareholders under our share repurchase program,” said President and Chief Executive Officer Roger Wood. “While we expect currency headwinds and volatility in some of our end markets to continue through the remainder of the year, we are confident in our ability to deliver on the performance of the business as we execute our plan and focus on the successful launch of new customer programs over the next several quarters.”

Business Unit Results for the Third Quarter

Light Vehicle Driveline Technologies

Sales were $608 million in the third quarter of 2014, compared with $629 million last year. Increased end-market demand for light trucks in North America and Europe was tempered by unfavorable currency effects, as well as weaker demand principally in South America. Segment EBITDA for the quarter was $70 million, or 11.5 percent of sales, compared with segment EBITDA of $67 million or 10.7 percent of sales in the third quarter of 2013. Continued actions to recover both currency and inflation impacts in South America were the primary drivers of the increase.

Commercial Vehicle Driveline Technologies

Sales were $487 million in the third quarter of 2014, compared with $465 million last year. Segment EBITDA for the third quarter of 2014 was $47 million, or 9.7 percent of sales, compared with last year’s segment EBITDA of $52 million. Volume improvements in North America continued to be offset by the impact of significantly lower demand in Brazil. Lower South America demand, certain supply-chain initiatives impacting the near-term efficiency of North American operations, and adjustments to warranty reserves for prior model year product were the principal factors impacting segment EBITDA comparisons in the quarter.

Off-Highway Driveline Technologies

Sales were $283 million in the third quarter of 2014, compared with $318 million last year. Consistent with the first half of this year, weakness in global mining and agricultural equipment demand has persisted. In the current quarter, developing weakness in construction equipment demand also weighed on the sales comparisons. Segment EBITDA for the third quarter of 2014 was $40 million, or 14.1 percent of sales, a margin improvement of 150 basis points when compared with last year, reflecting the impact of continued cost reduction actions.

Power Technologies

Sales were $259 million in the third quarter of 2014, compared with $257 million last year, reflecting continued stronger market demand in both North America and Europe that was partially tempered by unfavorable currency. Segment EBITDA for the third quarter of 2014 was $37 million, or 14.3 percent of sales, compared with 15.2 percent of sales last year, largely driven by volume and mix and pricing.

Share Repurchase Program Actions

On July 30, 2014, Dana increased its existing share repurchase program by $400 million for a total of $1.4 billion since the program was initially announced in October 2012.

In the third quarter of 2014, Dana repurchased 3 million shares of its common stock, returning $68 million to shareholders. Since the inception of the program in 2012, Dana has returned $1.01 billion in share repurchases and redemptions.

Company Refines Guidance, Raises EPS and Affirms Margin and Free Cash Flow Targets

Dana has raised its guidance for diluted adjusted EPS while refining its full-year sales and adjusted EBITDA targets to reflect continued weakness in a few key end markets and unfavorable currency movements. Adjusted EBITDA margin and cash-flow targets remain unchanged:

•	Sales of approximately $6.65 billion;

•	Adjusted EBITDA of approximately $745 million;

•	Adjusted EBITDA as a percent of sales of approximately 11.2 percent;

•	Diluted adjusted EPS of approximately $1.93 to $1.96 (excluding the impact of share repurchases after Sept. 30, 2014);

•	Capital spending of approximately $230 million; and

•	Free cash flow of $285 to $295 million.

Dana Continues to Introduce Industry-Leading Technologies

In September, Dana rolled out several new industry-leading technologies to the marketplace that help improve performance, increase fuel economy, and reduce cost of ownership. This includes a new family of single-reduction drive axles that will be engineered on a flexible platform supporting production in North America and Western Europe, as well as emerging markets. The customizable line of axles leverages Dana’s industry-leading Spicer® AdvanTEK® technology to reduce weight, improve efficiency, and enhance durability.

The company also announced its Long® brand of exhaust gas heat recovery (EGHR) technology, which is 50 percent lighter than competing devices and helps vehicle manufacturers improve fuel economy by up to 3 percent while reducing emissions.

Finally, the first internal axle system of its kind for powered commercial vehicles – the Spicer® optimized tire pressure system – will help to automatically maintain proper inflation for drive and steer axles, significantly increasing vehicle fuel efficiency while reducing maintenance and cost.

Transmission Technology Named Finalist for Automotive News PACE Awards

Earlier this month, Dana announced that its Victor Reinz® multi-layer steel (MLS) transmission separator plate technology was selected as a finalist for the 2015 Automotive News PACE Awards. The innovative plates improve sealing, efficiency, and durability for advanced multi-speed, dual-clutch, and continuously variable transmissions.

These plates replace traditional single-layer valve body plates that use paper gaskets and are capable of withstanding three times the sealing pressure of traditional plates. By leveraging its industry-leading expertise in MLS cylinder-head gasket technology, Dana was able to develop a new, more durable product that optimizes channel paths and smaller valve bodies through the reduction of fasteners that can interfere with desired flow paths.

The PACE awards recognize superior innovation, technological advancement, and business performance among automotive suppliers, and serves as a benchmark award program for automotive innovation.

Dana to Host Conference Call at 11 a.m. Today

Dana will discuss its third quarter in a conference call at 11 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website: www.dana.com/investors. United States and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054, and enter 15904366. Please ask for the “Dana Holding Corporate Financial Webcast and Conference Call.” Phone registration will be available starting at 10:30 a.m.

An audio recording of the webcast will be available after 7 p.m. today; dial 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and enter 15904366. A webcast replay will be available after 7 p.m. today, and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure, which we have defined as earnings from continuing and discontinued operations before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense and other nonrecurring items (gain/loss on debt extinguishment or divestitures, impairment, etc.). Adjusted EBITDA is a primary driver of cash flows from operations and a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. Adjusted EBITDA should not be considered a substitute for income (loss) before income taxes, net income (loss) or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense and other nonrecurring items (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS, and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations, and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs 23,000 people in 26 countries on six continents. In 2013, Dana generated sales of $6.8 billion. For more information, please visit dana.com.

Investor Contact	Media Contact
Craig Barber: 419.887.5166	Jeff Cole: 419.887.3535

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2014 and 2013

	Three Months Ended
(In millions except per share amounts)	September 30,
	2014	2013
Net sales	$1,637	$1,669
Costs and expenses
Cost of sales	1,397	1,434
Selling, general and administrative expenses	97	97
Amortization of intangibles	10	18
Restructuring charges, net	2	8
Other income, net	20	18

Income from continuing operations before interest expense and income taxes	151	130
Interest expense	30	27

Income from continuing operations before income taxes	121	103
Income tax expense	29	34
Equity in earnings of affiliates	2	3

Income from continuing operations	94	72
Loss from discontinued operations	(1)	(1)

Net income	93	71
Less: Noncontrolling interests net income	3	3

Net income attributable to the parent company	90	68
Preferred stock dividend requirements	2	6
Preferred stock redemption premium		232

Net income (loss) available to common stockholders	$88	$(170)

Net income (loss) per share available to parent company common stockholders:
Basic:
Income (loss) from continuing operations	$0.57	$(1.15)
Loss from discontinued operations	$(0.01)	$(0.01)
Net income (loss)	$0.56	$(1.16)
Diluted:
Income (loss) from continuing operations	$0.53	$(1.15)
Loss from discontinued operations	$(0.01)	$(0.01)
Net income (loss)	$0.52	$(1.16)
Weighted-average common shares outstanding
Basic	156.5	145.8
Diluted	172.9	145.8
Dividends declared per common share	$0.05	$0.05

DANA HOLDING CORPORATION

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended
(In millions except per share amounts)	September 30,
	2014	2013
Net sales	$5,035	$5,145
Costs and expenses
Cost of sales	4,313	4,437
Selling, general and administrative expenses	310	305
Amortization of intangibles	33	55
Restructuring charges, net	14	14
Other income, net	35	38

Income from continuing operations before interest expense and income taxes	400	372
Interest expense	89	69

Income from continuing operations before income taxes	311	303
Income tax expense	96	96
Equity in earnings of affiliates	9	10

Income from continuing operations	224	217
Loss from discontinued operations	(4)

Net income	220	217
Less: Noncontrolling interests net income	10	15

Net income attributable to the parent company	210	202
Preferred stock dividend requirements	7	21
Preferred stock redemption premium		232

Net income (loss) available to common stockholders	$203	$(51)

Net income (loss) per share available to parent company common stockholders:
Basic:
Income (loss) from continuing operations	$1.34	$(0.35)
Loss from discontinued operations	$(0.03)	$—
Net income (loss)	$1.31	$(0.35)
Diluted:
Income (loss) from continuing operations	$1.22	$(0.35)
Loss from discontinued operations	$(0.02)	$—
Net income (loss)	$1.20	$(0.35)
Weighted-average common shares outstanding
Basic	154.6	146.6
Diluted	174.9	146.6
Dividends declared per common share	$0.15	$0.15

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2014 and 2013

	Three Months Ended
(In millions)	September 30,
	2014	2013
Net income	$93	$71
Less: Noncontrolling interests net income	3	3

Net income attributable to the parent company	90	68

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(113)	30
Hedging gains and losses	(4)	(1)
Investment and other gains and losses	(2)	3
Defined benefit plans	7	6

Other comprehensive income (loss) attributable to the parent company	(112)	38

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(2)	1
Hedging gains and losses		1

Other comprehensive income (loss) attributable to noncontrolling interests	(2)	2

Total comprehensive income (loss) attributable to the parent company	(22)	106
Total comprehensive income attributable to noncontrolling interests	1	5

Total comprehensive income (loss)	$(21)	$111

DANA HOLDING CORPORATION

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended
(In millions)	September 30,
	2014	2013
Net income	$220	$217
Less: Noncontrolling interests net income	10	15

Net income attributable to the parent company	210	202

Other comprehensive income (loss) attributable to the parent company, net of tax:
Currency translation adjustments	(111)	(34)
Hedging gains and losses	(3)	(4)
Investment and other gains and losses	1	(6)
Defined benefit plans	17	20

Other comprehensive loss attributable to the parent company	(96)	(24)

Other comprehensive income (loss) attributable to noncontrolling interests, net of tax:
Currency translation adjustments	(2)	(4)
Hedging gains and losses		1

Other comprehensive loss attributable to noncontrolling interests	(2)	(3)

Total comprehensive income attributable to the parent company	114	178
Total comprehensive income attributable to noncontrolling interests	8	12

Total comprehensive income	$122	$190

DANA HOLDING CORPORATION

Consolidated Balance Sheet (Unaudited)

As of September 30, 2014 and December 31, 2013

(In millions except share and per share amounts)
	September 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$1,103	$1,256
Marketable securities	169	110
Accounts receivable
Trade, less allowance for doubtful accounts of $6 in 2014 and $7 in 2013	902	793
Other	126	223
Inventories	726	670
Other current assets	115	113

Total current assets	3,141	3,165
Goodwill	94	106
Intangibles	185	227
Other noncurrent assets	190	196
Investments in affiliates	204	210
Property, plant and equipment, net	1,200	1,225

Total assets	$5,014	$5,129

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$29	$57
Accounts payable	877	804
Accrued payroll and employee benefits	167	161
Accrued restructuring costs	8	14
Taxes on income	54	35
Other accrued liabilities	168	197

Total current liabilities	1,303	1,268
Long-term debt	1,580	1,567
Pension and postretirement obligations	461	530
Other noncurrent liabilities	337	351

Total liabilities	3,681	3,716

Commitments and contingencies
Parent company stockholders’ equity
Preferred stock, 47,500,000 shares authorized Series B, $0.01 par value, zero and 3,803,774 shares outstanding		372
Common stock, 450,000,000 shares authorized, $0.01 par value, 169,949,672 and 145,338,342 outstanding	2	2
Additional paid-in capital	2,930	2,840
Accumulated deficit	(632)	(812)
Treasury stock, at cost (12,268,493 and 18,742,288 shares)	(248)	(366)
Accumulated other comprehensive loss	(823)	(727)

Total parent company stockholders’ equity	1,229	1,309
Noncontrolling equity	104	104

Total equity	1,333	1,413

Total liabilities and equity	$5,014	$5,129

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2014 and 2013

(In millions)	Three Months Ended September 30,
	2014	2013
Operating activities
Net income	$93	$71
Depreciation	41	41
Amortization of intangibles	11	22
Amortization of deferred financing charges	1	1
Unremitted earnings of affiliates		(2)
Stock compensation expense	2	5
Deferred income taxes	(1)	5
Pension contributions, net	(3)	(36)
Change in working capital	(24)	9
Other, net	(11)	(10)

Net cash provided by operating activities (1)	109	106

Investing activities
Purchases of property, plant and equipment (1)	(48)	(52)
Purchases of marketable securities	(6)	(14)
Proceeds from sales of marketable securities	1	4
Proceeds from maturities of marketable securities	2	2
Proceeds from sale of business		1
Other	2

Net cash used in investing activities	(49)	(59)

Financing activities
Net change in short-term debt		(10)
Repayment of letters of credit	(2)
Proceeds from long-term debt	22	754
Repayment of long-term debt	(7)	(7)
Deferred financing payments		(14)
Preferred stock redemption		(474)
Dividends paid to preferred stockholders	(2)	(8)
Dividends paid to common stockholders	(8)	(7)
Distributions paid to noncontrolling interests	(6)	(9)
Repurchases of common stock	(68)	(202)
Other	4	4

Net cash provided by (used in) financing activities	(67)	27

Net increase (decrease) in cash and cash equivalents	(7)	74
Cash and cash equivalents – beginning of period	1,172	1,030
Effect of exchange rate changes on cash balances	(62)	17

Cash and cash equivalents – end of period	$1,103	$1,121

(1)	Free cash flow of $61 in 2014 and $54 in 2013 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended
(In millions)	September 30,
	2014	2013
Operating activities
Net income	$220	$217
Depreciation	122	123
Amortization of intangibles	38	65
Amortization of deferred financing charges	4	4
Unremitted earnings of affiliates	6	(8)
Stock compensation expense	11	14
Deferred income taxes	(6)	5
Pension contributions, net	(8)	(56)
Interest payment received on payment-in-kind note receivable	40	26
Change in working capital	(120)	(75)
Other, net	(5)	(22)

Net cash provided by operating activities (1)	302	293

Investing activities
Purchases of property, plant and equipment (1)	(144)	(123)
Acquisition of business		(8)
Principal payment received on payment-in-kind note receivable	35	33
Purchases of marketable securities	(63)	(80)
Proceeds from sales of marketable securities	2	28
Proceeds from maturities of marketable securities	4	7
Proceeds from sale of business	9	1
Other	5	8

Net cash used in investing activities	(152)	(134)

Financing activities
Net change in short-term debt	(5)	(11)
Proceeds from letters of credit	12
Repayment of letters of credit	(8)
Proceeds from long-term debt	23	811
Repayment of long-term debt	(26)	(55)
Deferred financing payments		(17)
Preferred stock redemption		(474)
Dividends paid to preferred stockholders	(6)	(23)
Dividends paid to common stockholders	(24)	(22)
Distributions paid to noncontrolling interests	(8)	(11)
Repurchases of common stock	(181)	(288)
Payments to acquire noncontrolling interests		(7)
Other	4	7

Net cash used in financing activities	(219)	(90)

Net increase (decrease) in cash and cash equivalents	(69)	69
Cash and cash equivalents – beginning of period	1,256	1,059
Effect of exchange rate changes on cash balances	(84)	(7)

Cash and cash equivalents – end of period	$1,103	$1,121

(1)	Free cash flow of $158 in 2014 and $170 in 2013 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Three Months Ended September 30, 2014 and 2013

	Three Months Ended
(In millions)	September 30,
	2014	2013
Sales
Light Vehicle	$608	$629
Commercial Vehicle	487	465
Off-Highway	283	318
Power Technologies	259	257

Total Sales	$1,637	$1,669

Segment EBITDA
Light Vehicle	$70	$67
Commercial Vehicle	47	52
Off-Highway	40	40
Power Technologies	37	39

Total Segment EBITDA	194	198
Corporate expense and other items, net	4

Adjusted EBITDA	$198	$198

DANA HOLDING CORPORATION

Segment Sales & Segment EBITDA (Unaudited)

For the Nine Months Ended September 30, 2014 and 2013

	Nine Months Ended
(In millions)	September 30,
	2014	2013
Sales
Light Vehicle	$1,862	$1,921
Commercial Vehicle	1,407	1,421
Off-Highway	959	1,025
Power Technologies	807	778

Total Sales	$5,035	$5,145

Segment EBITDA
Light Vehicle	$176	$179
Commercial Vehicle	138	154
Off-Highway	128	127
Power Technologies	120	114

Total Segment EBITDA	562	574
Corporate expense and other items, net	6	(3)

Adjusted EBITDA	$568	$571

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Three Months Ended September 30, 2014 and 2013

	Three Months Ended
(In millions)	September 30,
	2014	2013
Segment EBITDA	$194	$198
Corporate expense and other items, net	4	—

Adjusted EBITDA	198	198
Depreciation	(41)	(41)
Amortization of intangibles	(11)	(22)
Restructuring	(2)	(8)
Strategic transaction expenses and other items	4
Stock compensation expense	(2)	(5)
Interest expense, net	(25)	(19)

Income from continuing operations before income taxes	121	103
Income tax expense	29	34
Equity in earnings of affiliates	2	3

Income from continuing operations	94	72
Loss from discontinued operations	(1)	(1)

Net income	$93	$71

DANA HOLDING CORPORATION

Reconciliation of Segment and Adjusted EBITDA

to Net Income (Unaudited)

For the Nine Months Ended September 30, 2014 and 2013

(In millions)	Nine Months Ended September 30,
	2014	2013
Segment EBITDA	$562	$574
Corporate expense and other items, net	6	(3)

Adjusted EBITDA	568	571
Depreciation	(122)	(123)
Amortization of intangibles	(38)	(65)
Restructuring	(14)	(14)
Strategic transaction expenses and other items	4	(6)
Write-off of deferred financing costs		(2)
Recognition of unrealized gain on payment-in-kind note receivable	2	5
Stock compensation expense	(11)	(14)
Interest expense, net	(78)	(49)

Income from continuing operations before income taxes	311	303
Income tax expense	96	96
Equity in earnings of affiliates	9	10

Income from continuing operations	224	217
Loss from discontinued operations	(4)

Net income	$220	$217

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended September 30, 2014 and 2013

(In millions except per share amounts)	Three Months Ended September 30,
	2014	2013
Net income attributable to parent company	$90	$68
Restructuring charges (1)	2	6
Amortization of intangibles (1)	8	17
Non-recurring items (1)	(2)	1

Adjusted net income	$98	$92

Diluted shares—as reported	173	146
Potentially dilutive shares		2
Conversion of preferred stock		46

Adjusted diluted shares	173	194

Diluted adjusted EPS	$0.57	$0.47

(1)	Amounts are net of associated tax effect.

DANA HOLDING CORPORATION

Diluted Adjusted EPS (Unaudited)

For the Nine Months Ended September 30, 2014 and 2013

(In millions except per share amounts)	Nine Months Ended September 30,
	2014	2013
Net income attributable to parent company	$210	$202
Restructuring charges (1)	13	14
Amortization of intangibles (1)	29	51
Non-recurring items (1)	4	(1)

Adjusted net income	$256	$266

Diluted shares—as reported	175	147
Potentially dilutive shares		2
Conversion of preferred stock		58

Adjusted diluted shares	175	207

Diluted adjusted EPS	$1.46	$1.29

(1)	Amounts are net of associated tax effect.